Exhibit 5.1




                               February 13, 2003


Chukchansi Economic Development Authority
46575 Road 417
Coarsegold, California  93614

Ladies and Gentlemen:

         We are acting as general counsel to the Chukchansi Economic Development Authority (the "Authority"), a wholly-owned unincorporated enterprise of the Picayune Rancheria of Chukchansi Indians, a sovereign tribe recognized by the United States pursuant to 25 C.F.R. Part 83 (the "Tribe"), and the Tribe in connection with the Registration Statement on Form S-4, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission relating to the proposed public offering of up to $153,000,000 in aggregate principal amount of the Authority's Series B 14 1/2 % Senior Notes due 2009 (the "Exchange Notes") in exchange for up to $153,000,000 in aggregate principal amount of the Authority's outstanding Series A 14 1/2 % Senior Notes due 2009 (the "Senior Notes" or "Notes"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Items 601(b)(5) of Regulation S-K, 17 C.F.R. ss. 229.601(b)(5), in connection with the Registration Statement.

         For purposes of this opinion letter, we have examined copies of the following documents:

         1.       An executed copy of the Registration Statement.

         2. An executed copy of the Indenture dated October 22, 2002 (the "Original Indenture"), by and among the Authority, and U.S. Bank, National Association, as Trustee (the "Trustee"), including the form of Exchange Note to be issued pursuant thereto, filed as Exhibit A to the Registration Statement.

         3. The Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee, dated December 16, 2002.

         4. The Ordinance of the Picayune Rancheria Establishing the Chukchansi Economic Development Authority (the "Authority Ordinance") with amendments thereto, as certified by the Secretary of the Tribe on the date thereof as being complete, accurate and in effect.


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         5.       Resolutions of the Board of Directors of the Authority and
                  the Tribe adopted by unanimous written consent, as certified by the Secretary of the Authority on the date hereof as being complete, accurate and in effect which authorize (a) the preparation and use of the Offering Memorandum and ratified the distribution of the Preliminary Offering Memorandum; (b) the execution and delivery of the Purchase Agreement, the Indenture, the Registration Rights Agreement, the Cash Collateral and Disbursement Agreement, the Cash Accumulation Account Contribution Agreement, the Letter of Credit Drawdown Agreement, the Pledge and Security Agreement, the Pledge and Security Agreement (Tribal UCC), the PIK Notes Purchase Agreement, the Senior Subordinated PIK Notes Indenture, the Subordinated PIK Notes Indenture, the Intercreditor Agreement, the Construction Management .Agreement, the Management Fees Note, The Architect Agreement, the Independent Construction Consultant's Agreement and the UCC Financing Statements contemplated by the foregoing; (c) the creation issuance and sale of the Notes, the Senior Subordinated PIK Notes, Subordinated PIK Notes, the Manager Repayment Note and the Letter of Credit Note; (d) the qualification, if necessary, of the Notes and the Senior Subordinated PIK Notes under the state blue sky laws; (e) the application by or on behalf of the Authority for the designation of the Notes for trading on PORTAL; and
                  (f) all other action necessary in connection with the offering of the Notes, the Senior Subordinated PIK Notes and the Subordinated PIK Notes.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photo static copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Tribe and the Authority, had the power, corporate or otherwise, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or otherwise by such parties (other than the Authority and the Tribe), the execution and delivery by such parties of such documents (other than the Authority and the Tribe), and the validity and binding effect thereof on such parties (other than the Authority and the Tribe). We have also assumed the due filing of a UCC-1 Financing Statement in the form attached hereto as Exhibit A (the "Financing Statement") with the California Secretary of State for the purposes of this opinion.

         In rendering the opinions set forth herein, we have examined and relied on originals or copies of such records of the Tribe and the Authority and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Tribe and the Authority and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

         Whenever our opinion herein with respect to the existence or absence of facts is indicated to be based on our knowledge or awareness, it is intended to signify that during the course of our representation of the Tribe and the Authority no information has come to our attention that would give us actual knowledge of the existence or absence of such facts. However, except to


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the extent set forth herein, we have not undertaken any independent investigation to determine the existence or absence of such facts.

         This opinion letter is based as to matters of law solely on applicable provisions of Indian Law. As used herein "Indian Law" means (A) all federal, or California constitutions, statutes, regulations, judicial or administrative decisions or actions specifically applying to or interpreting or regulating matters specifically related to Indians, or Indian tribes because of their unique status of Indians or Indian tribes (including the promulgated rules and regulations of the National Indian Gaming Commission, the California Gambling Control Commission, and the Division of Gambling Control for the California Attorney General's Office); (B) the Tribal-State Gaming Compact between the Tribe and the State of California dated September 10, 1999, as amended (the "Compact"); (C) the laws of the Tribe, including any custom or tradition, the Constitution (as defined below) and all statutes, ordinances, resolutions, promulgated regulations, and formal rulings of the Tribe or any branch, division, agency, instrumentality, commission, board, enterprise or entity controlled by the Tribe having the force of law ("Tribal Laws"); and (D) with respect to the validity of the Notes, the laws of the State of California (but not including any law, regulations, or ordinances of any county, municipality, or other local government agency). We express no opinion herein as to any other laws, statutes, ordinances rules or regulations.

         Based upon, subject to and limited by the foregoing, we are of the opinion that, following the effectiveness of the Registration Statement and receipt by the Authority of the Senior Notes in exchange for the Exchange Notes, and (ii) assuming due execution, authentication, issuance and delivery of the Exchange Notes as provided in the Indenture, the Exchange Notes will constitute valid and binding obligations of the Authority, enforceable against the Authority and in accordance with their terms.

         To the extent that the obligations of the Authority under the Indenture may be dependent upon such matters, we assume for purposes of this opinion that the Trustee is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the valid and binding obligation of the Trustee enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

         The opinions expressed herein relating to the enforceability of the Exchange Notes may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights (including, without limitation, the effect of statutory and other laws regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and may be limited by the exercise of judicial discretion and the application of principles of equity including, without limitation, requirements of good faith, fair dealing, conscionability and materiality (regardless of whether enforcement is considered in a proceeding in equity or at law). Such opinions shall be understood to mean only that if there is a default in performance of an obligation (i) if a failure to pay or other damage can be shown, and (ii) if the defaulting party can be brought into a court which will hear the case and apply the governing law then, subject to the availability of defenses



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and to the exceptions set forth in the paragraph above, the court will provide a money damages (or perhaps injunctive or specific performance) remedy.

         This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

         We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert within the meaning of the Securities Act of 1933, as amended."

                                                Sincerely yours,



                                                MONTEAU & PEEBLES, LLP

                                                /s/ John M. Peebles